Exhibit 99.1

VIRGIN AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2014 EARNINGS

Company Reports Record Annual Earnings

San Francisco – February 18, 2015 – Virgin America (NASDAQ: VA) today reports its financial results for the fourth quarter and full year 2014. Key points include:

•	Fourth quarter 2014 operating income of $34.2 million and net income of $28.1 million, excluding special items[1]. This represents the highest net income for a fourth quarter in Company history and the ninth consecutive quarter of year-over-year improvement in income, excluding special items. On a GAAP basis, operating and net income for the fourth quarter of 2014 and 2013 were $10.1 million and $3.9 million, respectively.

•	2014 full year net income of $84.4 million, excluding special items. Full year net income increased by $74.2 million over 2013 – a seven-fold increase, and was the highest in the Company’s history. Operating and net income on a GAAP basis for the full year 2014 were $96.4 million and $60.1 million, respectively.

•	2014 full year RASM increased 4.6 percent compared to 2013, to 12.17 cents.

•	The Company successfully completed its initial public offering (IPO) in November 2014, increasing cash by $214.4 million and significantly reducing outstanding debt. Virgin America ended the year with $394.6 million in total unrestricted cash and cash equivalents.

“2014 was a remarkable year for Virgin America on every front,” said David Cush, Virgin America’s President and Chief Executive Officer. “We achieved record profitability and significantly strengthened our balance sheet by going public in the second largest airline IPO in history. Both our existing and new investors have shown confidence in our low-cost, high-amenity business model – and we’ve continued to sweep the major travel awards for both operational excellence and our innovative service. Importantly, we’ve also continued to exceed the industry average in Revenue per Available Seat Mile (RASM) growth and also shown a significant RASM premium on some of the nation’s most competitive business routes. Our 2014 results are a credit to both our guest-focused Teammates and a consistent, award-winning product.”

Fourth Quarter 2014 Financial Highlights

•	Operating Revenue: Total operating revenue of $372.2 million, an increase of 3.4 percent over the fourth quarter of 2013.

•	Revenue per Available Seat Mile (RASM): RASM increased 3.7 percent compared to the fourth quarter of 2013, to 12.23 cents. Year-over-year RASM growth was driven by a 2.7 point increase in load factor, offset partially by a 1.8 percent decline in yield, and also by a 25.5 percent growth in other revenue attributable to Virgin America’s new co-branded credit card agreement that was implemented in early 2014 and strength in other ancillary products.

[1]	See “Special Items” below for a description of the special items excluded from fourth quarter and full year income measures and “GAAP to Non-GAAP Reconciliations” below for reconciliations of non-GAAP financial measures reported in this release and the reasons management uses these non-GAAP financial measures.

•	Cost per Available Seat Mile (CASM): Total CASM excluding special items increased 0.7 percent compared to the fourth quarter of 2013, to 11.10 cents. CASM excluding special items, fuel costs and profit sharing for the quarter increased 4.2 percent year-over-year, to 7.16 cents.

•	Fuel Expense: Virgin America realized an average economic fuel cost per gallon including taxes and the impact of hedges of $2.87, which was 8.9 percent lower year-over-year. This amount excludes $2.8 million of mark-to-market costs for fuel hedges that will mature in 2015 and which did not qualify for hedge accounting treatment.

•	Operating Income: Fourth quarter 2014 operating income excluding special items increased by 45.1 percent over the fourth quarter of 2013 to $34.2 million. The Company’s operating margin excluding special items of 9.2 percent improved by 2.6 points year-over-year.

•	Net Income: Net income excluding special items for the fourth quarter increased 98.4 percent year-over-year, to $28.1 million. The Company’s IPO and related reduction in outstanding debt resulted in a $3.2 million decrease in net interest and other expense, contributing to the strong improvement in net income.

•	Fully Diluted EPS: Fully diluted earnings per share was $0.16 for the fourth quarter of 2014 on a GAAP basis. Excluding special items, fourth quarter 2014 fully diluted earnings per share was $1.16.

•	Capacity: Available seat miles (ASMs) for the fourth quarter of 2014 decreased 0.3 percent year-over-year. The airline ended the quarter with 53 Airbus A320-family aircraft.

•	Liquidity: Unrestricted cash was $394.6 million as of December 31, 2014.

Fourth Quarter 2014 Pro Forma Diluted Earnings per Share

Virgin America’s capital structure and number of common shares outstanding were materially changed in November 2014, upon completion of its IPO. The fully diluted share count for the fourth quarter of 2014 determined on a GAAP basis reflects the weighted average of common stock outstanding prior to the offering and subsequent to the offering. On a pro forma basis as if the offering had occurred prior to October 1, 2014, fourth quarter 2014 fully diluted earnings per share excluding special items would have been $0.71, based on a fully diluted share count of 44.6 million shares and net income excluding special items available to common shareholders of $31.6 million. Virgin America is providing this pro forma information to present a more meaningful basis of comparison for fully diluted earnings per share in future periods.

Operational Highlights 2014

Operational milestones for the full year ending December 31, 2014 include:

•	Virgin America became the first airline to install GoGo’s next generation ATG4 WiFi technology fleetwide as of December 2014. The airline was the first carrier to offer GoGo’s first generation of in-flight WiFi fleetwide as of 2009.

•	Virgin America launched a redesigned www.virginamerica.com in summer 2014, which offers travelers a unique design and more intuitive booking experience. The site remains the only U.S. airline website to offer mobile responsive design.

•	Virgin America expanded its presence in major business markets with the acquisition of key airport assets in 2014, allowing it to launch a mid-continent focus city at Dallas Love Field (DAL), new service to LaGuardia Airport (LGA), and an expanded presence at Washington National (DCA). The airline now serves all three major New York City-area airports, and is the only carrier at DAL to offer three classes of service, WiFi, power outlets, an on-demand menu and touch-screen seatback entertainment on every flight. The airline also unveiled a First Class check-in lounge at DAL that is the only dedicated VIP check-in area of its kind at that airport.

•	The airline expanded revenue opportunities by continuing to grow its partnerships. Virgin America ended 2014 with a total of four codeshare partnerships and 32 interline partnerships.

•	Virgin America grew its frequent flyer base to more than 3.4 million Elevate members, representing an annual growth rate of 16.2 percent. The airline continued to grow its frequent flyer share in 2014, with, among other tactics, an acquisition campaign that incentivized travelers to “break free” from their legacy frequent flyer programs.

•	The airline became the first to launch an in-flight social network, which allows travelers to connect onboard via inflight WiFi to others travelers through LinkedIn and other social media sites.

•	The airline launched a new Virgin America Visa Signature® Credit Card and a first-ever Virgin America Premium Visa Signature® Credit Card.

•	Virgin America captured travel industry awards for its guest service, product and operational excellence, including being named “Best Domestic Airline” in both Travel + Leisure magazine’s annual World’s Best Awards and Conde Nast Traveler magazine’s annual Readers’ Choice Awards– for the seventh consecutive year. Virgin America was also awarded “Best U.S. Low-Cost Airline” for the fifth consecutive year as well as the “Best Staff Service among North American Airlines” for the fourth year in a row in the 2014 World Airline Awards. Virgin America was named the top-ranked airline in the Airline Quality Rating for full year 2013 (reported in April 2014), an annual analysis of airline performance metrics – like on-time performance and baggage handling, conducted by Wichita State University and Embry-Riddle Aeronautical University.

Special Items

Virgin America recorded $24.2 million in expense related to certain special items during the fourth quarter 2014 that have been excluded from the above commentary. These items include:

•	$20.4 million for equity related compensation recorded upon completion of the IPO and other related offering expenses.

•	$1.0 million for costs associated with terminating service to Philadelphia International Airport and Dallas-Fort Worth International Airport.

•	$2.8 million of mark-to-market adjustments for hedges related to 2015 that did not qualify for hedge accounting treatment.

Please see “Non-GAAP to GAAP Reconciliations” below for reconciliations of non-GAAP financial measures used in this release and the reasons management uses these measures.

First Quarter 2015 Outlook

The Company expects capacity, as measured by available seat miles, to increase by approximately 2.0 percent to 3.0 percent for the first quarter of 2015 as compared to the first quarter of 2014. Based on current revenue trends, the Company expects PRASM to change between -1.0 percent and +1.0 percent versus the first quarter of 2014. The Company expects CASM excluding fuel and profit sharing to increase between +1.0 percent and +3.0 percent versus the first quarter of 2014.

Based on Virgin America’s hedge portfolio and current market prices for aviation fuel products, the Company expects Virgin America’s economic fuel cost per gallon inclusive of related taxes and hedge costs to average between $2.45 and $2.55 for the first quarter of 2015. This number may change depending on fluctuations in market prices for jet fuel during the quarter.

Virgin America Live Webcast of Full Year and Fourth Quarter 2014 Financial Results

Virgin America will hold a live webcast to discuss the above results, details as follows:

When:	Wednesday, February 18, 2015 at 7:00 a.m. PT/10:00 a.m. ET
Who:	President and Chief Executive Officer, David Cush
Chief Financial Officer, Peter Hunt
Web address:	The webcast will be available at: http://ir.virginamerica.com
Replay:	A replay will be available within 24 hours of the webcast and will be archived on the Company’s website for a period of time.

Virgin America, Inc.

Consolidated Statements of Operations - Unaudited

For the Three Months and Year Ended December 31, 2014 and 2013

(in thousands, except share and per share data)

	Three months ended				Year ended
	December 31				December 31
	2014	2013	% Change		2014	2013	% Change
Passenger revenue	$330,846	$326,979	1.2		$1,329,211	$1,289,268	3.1
Other revenue	41,352	32,948	25.5		160,756	135,410	18.7

Total operating revenue	372,198	359,927	3.4		1,489,967	1,424,678	4.6
Aircraft fuel	118,477	124,402	(4.8)		499,102	507,035	(1.6)
Salaries, wages and benefits	81,997	52,862	55.1		257,367	196,477	31.0
Aircraft rent	46,918	46,012	2.0		184,357	202,071	(8.8)
Landing fees and other rent	34,534	31,315	10.3		133,128	122,621	8.6
Sales and marketing	28,510	27,353	4.2		113,203	106,599	6.2
Aircraft maintenance	12,907	14,162	(8.9)		60,069	61,854	(2.9)
Depreciation and amortization	4,068	4,196	(3.1)		14,486	13,963	3.7
Other operating expenses	34,692	36,036	(3.7)		131,840	133,177	(1.0)

Total operating expenses	362,103	336,338	7.7		1,393,552	1,343,797	3.7
Operating income	$10,095	$23,589	(57.2)		$96,415	$80,881	19.2
Operating Margin	2.7%	6.6%	(3.9	) pts	6.5%	5.7%	0.8	pts
Other expense	6,072	9,092	(33.2)		35,127	70,420	(50.1)
Income (loss) before taxes	4,023	14,497	(72.2)		61,288	10,461	485.9
Income tax expense	151	317	(52.4)		1,179	317	271.8

NET INCOME (LOSS)	$3,872	$14,180	(72.7)		$60,109	$10,144	(492.6)

Net income (loss) per share:
Basic	$0.17	$7.83			$8.42	$5.60
Diluted	$0.16	$4.57			$7.13	$3.68
Shares used for computation:
Basic	22,419,625	701,671			6,175,786	701,671
Diluted	23,716,305	1,992,446			7,470,396	1,646,821

	Three months ended				Year ended
Key Operating Statistics	December 31				December 31
	2014	2013	% Change		2014	2013	% Change
Available seat miles - ASMs (millions)	3,044	3,052	(0.3)		12,240	12,243	—
Departures	14,654	14,926	(1.8)		58,432	58,215	0.4
Average stage length (statute miles)	1,451	1,426	1.8		1,466	1,474	(0.5)
Aircraft in service (end of period)	53	53	—		53	53	—
Fleet utilization	10.7	10.6	0.9		10.8	10.8	—
Passengers (thousands)	1,619	1,577	2.7		6,507	6,329	2.8
Average fare	$204.33	$207.33	(1.4)		$204.27	$203.70	0.3
Yield per passenger mile (cents)	13.39	13.64	(1.8)		13.19	13.14	0.4
Revenue passenger miles - RPMs (millions)	2,472	2,397	3.1		10,074	9,814	2.6
Load factor	81.2%	78.5%	2.7	pts	82.3%	80.2%	2.1	pts
Passenger revenue per available seat mile - PRASM (cents)	10.87	10.71	1.5		10.86	10.53	3.1
Total revenue per available seat mile - RASM (cents)	12.23	11.79	3.7		12.17	11.64	4.6
Cost per available seat mile - CASM (cents)	11.90	11.02	8.0		11.38	10.98	3.6
CASM, excluding special items (cents)	11.10	11.02	0.7		11.19	10.98	1.9
CASM, excluding fuel, profit sharing, and special items (cents)	7.16	6.87	4.2		7.02	6.82	2.9
Fuel cost per gallon	$2.93	$3.15	(7.0)		$3.08	$3.18	(3.1)
Fuel cost per gallon, excluding special items	$2.87	$3.15	(8.9)		$3.07	$3.18	(3.5)
Fuel gallons consumed (thousands)	40,369	39,516	2.2		161,791	159,326	1.5
Teammates (FTEs)	2,492	2,482	0.4		2,492	2,482	0.4

Forward-Looking Statements

Statements in this earnings release include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “would,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company’s objectives, plans or goals, the Company’s estimates of financial results or performance or actions the Company may take in the future, are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at which or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good-faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the price and availability of aircraft fuel; the Company’s ability to compete in an extremely competitive industry; the successful execution and implementation of the Company’s strategy; security concerns resulting from any threatened or actual terrorist attacks or other hostilities; the Company’s reliance upon technology and automated systems to operate its business; the potential effects of emergencies, accidents or similar incidents on the Company’s reputation and business; changes in economic conditions; the Company’s limited profitable operating history; changes in governmental regulations; and the Company’s ability to obtain financing or access capital markets. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of February 18, 2015, and which the Company has no current intention to update. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions of these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as required by law.

GAAP to Non-GAAP Reconciliations

The Company evaluates its financial performance using various financial measures, some of which are measures calculated under GAAP, and some of which use alternative methods of calculation (non-GAAP). These measures include operating income/loss, operating margin, net income/loss, net earnings/loss per share and CASM, among others. Pursuant to SEC Regulation G, the Company has included the following reconciliations of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. The Company believes that adjusting CASM for certain special items is useful to investors because the items are not expected to be incurred on a regular basis in future periods. The Company also believes that excluding fuel costs from CASM is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that reporting economic fuel cost per gallon excluding gains or losses on hedges that related to future periods is useful to investors because such gain or loss is not indicative of the actual future value of the underlying hedge contract, and the Company believes that excluding such gain or loss helps investors to understand the core operating performance in the current period. In addition, the Company believes that excluding Profit Sharing costs from CASM better allows investors to understand the core operating cost performance for the period and provides for a more meaningful comparison of the costs of the Company’s operations to those of the rest of the industry.

Non-GAAP Statement of Operations Excluding Special Items for the three months ended December 31, 2014 (in thousands except percentages):

	Operating Income	Operating Margin	Other expense	Income before taxes	Net Income (4)
GAAP	$10,095	2.7%	$6,072	$4,023	$3,872
Items excluded:
IPO-related expenses (1)	20,279	5.4%	(138)	20,417	20,417
Airport exit costs (2)	1,040	0.3%		1,040	1,040
Mark-to-market fuel hedge adjustments (3)	2,809	0.8%		2,809	2,809

Non-GAAP	$34,223	9.2%	$5,934	$28,289	$28,138

(1)	Special item exclusion related to compensation and other costs associated with the IPO principally included in Salaries Wages and Benefits in the Consolidated Statement of Operations.
(2)	Costs associated with terminating service to Philadelphia International Airport and Dallas/Fort Worth International Airport, principally included in Landing Fees and Other Rent in the Consolidated Statement of Operations.
(3)	Mark-to-market adjustments for fuel hedges related to 2015 that did not qualify for hedge accounting treatment, included in Aircraft Fuel Expense in the Consolidated Statement of Operations.
(4)	Does not include the marginal tax effect of the add back of the special items.

Non-GAAP Full Year 2014 Net Income Excluding Special Items:

Net Income
(in thousands)
GAAP	$60,109
Items excluded:
IPO-related expenses (1)	20,417
Airport exit costs (2)	1,040
MTM fuel hedge adjustments (3)	2,809

Non-GAAP	$84,375

(1)	Special item exclusion related to compensation and other costs associated with the IPO, principally included in Salaries Wages and Benefits in the Consolidated Statement of Operations
(2)	Costs associated with terminating service to Philadelphia International Airport and Dallas/Fort Worth International Airport, principally included in Landing Fees and Other Rent in the Consolidated Statement of Operations
(3)	Mark-to-market adjustments for fuel hedges related to 2015 that did not qualify for hedge accounting treatment, included in Aircraft Fuel Expense in the Consolidated Statement of Operations

CASM, excluding Special Items and excluding Fuel and Profit Sharing for the three months ended December 31, 2014:

CASM
(cents)
GAAP	$11.90
Items excluded:
IPO-related expenses (1)	(0.68)
Airport exit costs (2)	(0.03)
MTM fuel hedge adjustments (3)	(0.09)

Non-GAAP excluding Special Items	$11.10
Fuel	(3.80)
Profit sharing	(0.14)

Non-GAAP excluding Special Items, Fuel and Profit Sharing	$7.16

(1)	Special item exclusion related to compensation and other costs associated with the IPO, principally included in Salaries Wages and Benefits in the Consolidated Statement of Operations.
(2)	Costs associated with terminating service to Philadelphia International Airport and Dallas/Fort Worth International Airport, principally included in Landing Fees and Other Rent in the Consolidated Statement of Operations.
(3)	Mark-to-market adjustments for fuel hedges related to 2015 that did not qualify for hedge accounting treatment, included in Aircraft Fuel Expense in the Consolidated Statement of Operations.

Non-GAAP Fuel Price Per Gallon excluding Special Items for the three months ended December 31, 2014:

GAAP Fuel cost per gallon	$2.93
Exclude Special Item:
MTM fuel hedge adjustments (1)	(0.06)

Non-GAAP Fuel cost per gallon, excluding Special Item	$2.87

(1)	Mark-to-market adjustments for fuel hedges related to 2015 that did not qualify for hedge accounting treatment, included in Aircraft Fuel Expense in the Consolidated Statement of Operations

Non-GAAP EPS Adjusted for Special Items:

	Three months ended
	December 31, 2014
	(in thousands, except per share data)
			Fully Diluted
	Net income		EPS
GAAP Net Income	$3,872		$0.16
Special Items Excluded:
IPO-related expenses	20,417	(1)	0.86
MTM fuel hedge adjustments	2,809	(2)	0.12
Airport exit costs	1,040	(3)	0.04

Non-GAAP Net Income excluding Special Items	$28,138		$1.18

Less net income allocated to participating securities	(602	) (4)	(0.02)

Non-GAAP Net Income attributable to common shareholders	$27,536		$1.16

(1)	Special item exclusion related to compensation and other costs associated with the IPO, principally included in Salaries Wages and Benefits in the Consolidated Statement of Operations.
(2)	Special item exclusion related to MTM on hedges related to 2015, included in Aircraft Fuel Expense in the Consolidated Statement of Operations.
(3)	Special item exclusion related to terminating service to PHL and DFW airports, included in Landing Fees and Other Rent in the Consolidated Statement of Operations.
(4)	Effect of the excluded special items from net income on the net income allocated to participating securities.

Non-GAAP EPS Adjusted for Special Items and on a Pro Forma Basis as if IPO Occurred Prior to October 1, 2014:

	Three months ended
	December 31, 2014
	(in thousands, except share and per share data)
			Fully Diluted
	Net income		EPS
GAAP Net Income	$3,872		$0.16
Special Items Excluded:
IPO-related expenses	20,417	(1)	0.86
MTM fuel hedge adjustments	2,809	(2)	0.12
Airport exit costs	1,040	(3)	0.04

Non-GAAP Net Income excluding Special Items	$28,138		$1.18

Pro Forma adjustment for the effect of the 2014 Recapitalization	3,489	(4)	0.15
on interest and other expense
Pro Forma adjustment for the effect of the 2014 Recapitalization	—	(5)	(0.62)
to increase outstanding shares

Pro Forma Non-GAAP Net Income excluding Special Items	$31,627		$0.71

GAAP Fully Diluted Weighted-average common shares outstanding			23.7
plus: Effect of the 2014 Recapitalization on weighted average common shares outstanding		(5)	20.9	M

Pro Forma Non-GAAP Fully Diluted Weighted-average common shares outstanding			44.6	M

(1)	Special item exclusion related to compensation and other costs associated with the IPO, principally included in Salaries Wages and Benefits in the Consolidated Statement of Operations.
(2)	Special item exclusion related to MTM on hedges related to 2015, included in Aircraft Fuel Expense in the Consolidated Statement of Operations.
(3)	Special item exclusion related to terminating service to PHL and DFW airports, included in Landing Fees and Other Rent in the Consolidated Statement of Operations.
(4)	Effect of the 2014 Recapitalization associated with net reduction of debt on a pro forma basis as if the 2014 Recapitalization occurred prior to October 1, 2014, thereby reducing net interest expense, but offset in part by a Letter of Credit arrangement fee payable to Virgin Group.
(5)	Effect of the 2014 Recapitalization and IPO weighted average common shares outstanding as if these events occurred prior to October 1, 2014; includes the dilutive effect of employee share based compensation assuming these securities became participating and therefore dilutive at the time of the 2014 Recapitalization had it occurred prior to October 1, 2014. Increases total shares outstanding.

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Media Contacts:

Abby Lunardini – abby.lunardini@virginamerica.com or 650.533.7576

Christie O’Toole – christie.otoole@virginamerica.com or 650.219.5159

Editor’s Note: Virgin America is a U.S.-controlled, owned and operated airline. It is an entirely separate company from Virgin Atlantic. Sir Richard Branson’s Virgin Group is a minority share investor in Virgin America.

About Virgin America: Known for its mood-lit cabins, three beautifully designed classes of service and innovative fleetwide amenities — like touch-screen personal entertainment, WiFi and power outlets at every seat, Virgin America (NASDAQ: VA) has built a loyal following of flyers and earned a host of awards since launching in 2007 — including being named both the “Best U.S. Airline” in Condé Nast Traveler’s Readers’ Choice Awards and “Best Domestic Airline” in Travel + Leisure’s World’s Best Awards for the past seven consecutive years. www.virginamerica.com